Exhibit 10.20

AMENDMENT NUMBER NINETEEN

TO

GRANTOR TRUST AGREEMENT

THIS AGREEMENT, made as of the 31st day of July, 2007 by and between THE BANK OF NEW YORK MELLON CORPORATION (successor in interest to The Bank of New York Company, Inc.), a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), a corporation organized and existing under the laws of the New York (hereinafter referred to as the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Trustee entered into a Grantor Trust Agreement dated as of November 16, 1993 (as amended from time to time, the “Agreement”);

WHEREAS, The Bank of New York Company, Inc. merged into The Bank of New York Mellon Corporation on July 1, 2007 pursuant to the Agreement and Plan of Merger dated December 3, 2006, as amended and restated as of February 23, 2007, by and among The Bank of New York Company, Inc., Mellon Financial Corporation and The Bank of New York Mellon Corporation;

WHEREAS, Article TWELFTH of the Agreement provides that the Company may amend the Agreement; and

WHEREAS, the Company desires to amend the Agreement;

NOW, THEREFORE, the Company and the Trustee agree as follows, effective July 31, 2007:

1. The Agreement shall be amended by deleting each reference to “The Bank of New York Company, Inc.” therein and substituting therefor a reference to “The Bank of New York Mellon Corporation” provided that each reference to “The Bank of New York Company, Inc.” as it appears in Exhibit I to the Agreement shall remain a reference to “The Bank of New York Company, Inc.”.

2. The Preamble to the Agreement shall be amended by deleting the phrase “State of New York” as it first appears in the first paragraph of the Preamble and substituting therefor the phrase “State of Delaware”.

3. The Agreement shall be amended by deleting Exhibit I in its entirety and substituting therefor Exhibit I in the form attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

ATTEST:		THE BANK OF NEW YORK MELLON CORPORATION

/s/ Patricia A. Bicket		By:	/s/ Bruce Van Saun
		Name:	Bruce Van Saun
		Title:	Chief Financial Officer

ATTEST:		JPMORGAN CHASE BANK

/s/ Thomas Verley		By:	/s/ Mark Pensec
Name:	Thomas Verley	Name:	Mark Pensec
Title:	Vice President	Title:	Vice President

EXHIBIT I

1.	The Bank of New York Company, Inc. Excess Benefit Plan

2.	The Bank of New York Company, Inc. Supplemental Executive Retirement Plan

3.	Severance Agreements between The Bank of New York Company, Inc. and the following persons:

Individual	Date of Agreement
Thomas P. Gibbons	July 11, 2000
Gerald L. Hassell	July 11, 2000
Donald R. Monks	July 11, 2000
Thomas A. Renyi	July 11, 2000
Brian G. Rogan	July 11, 2000
Bruce W. Van Saun	July 11, 2000
Kurt D. Woetzel	July 8, 2003